UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CITY NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-2568550
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

555 South Flower Street, Los Angeles, California, 90071

(Address of Principal Executive Offices)    (Zip Code)

2000 City National Bank Director Deferred Compensation Plan

(Full title of the plan)

Michael B. Cahill, Executive Vice President, General Counsel and Secretary

City National Corporation

555 S. Flower Street

Los Angeles, CA 90071

(Name and address of agent for service)

Telephone number, including area code, of agent for service:

213-673-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act). (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value	95,000 shares(2)	$38.65(3)	$3,671,750(3)	$204.88

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2) Consists of 95,000 shares of common stock to be issued upon distribution of amounts from the CNC Stock Fund under the 2000 City National Bank Director Deferred Compensation Plan.

(3) Pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of City National Corporation’s common stock reported by the New York Stock Exchange on September 11, 2009.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                       Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) by City National Corporation (the “Company”) are incorporated by reference:

(a)           The Company’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed.

(b)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

(c)           The description of the authorized capital stock of the Company contained in the Company’s registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

All reports and other documents subsequently filed by the company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.                       Description of Securities

The securities registered hereunder are Company Common Stock, $1.00 par value, of the Company.  These securities are to be issued upon distribution of amounts deferred to the CNC Stock Fund in accordance with the terms of the 2000 City National Bank Director Deferred Compensation Plan (the “Plan”).

Item 5.                       Interests of Named Experts and Counsel

The legality of the securities being registered hereby has been passed upon by Michael B. Cahill.  Mr. Cahill is Executive Vice President, Secretary and General Counsel of the Company.  As of September 11, 2009, Mr. Cahill was the beneficial owner of 89,931 shares of the Common Stock (including shares underlying options exercisable within 60 days) and is eligible to receive additional options as an employee of the Registrant.

Item 6.                       Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes the Company to indemnify directors and officers in certain circumstances against liabilities, including expenses, incurred while acting in such capacities; provided, generally, that any such indemnified director or officer acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company’s Bylaws provide for the indemnification of directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

In addition, the Company’s Certificate of Incorporation provides that the Company shall eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law, and the Company has entered into indemnification agreements with certain of its directors and officers providing for additional indemnification.  The Company has policies of directors and officers liability insurance which insure directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.

Item 7.                       Exemption from Registration Claimed.

Not Applicable

Item 8.                       Exhibits.

Exhibits

4.1	Restated Certificate of Incorporation. (This Exhibit is incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004.)

4.2

Form of Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock.(This Exhibit is incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004.)

4.3

Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B. (This Exhibit is incorporated by reference from the Registrant’s Current Report on Form 8-K filed November 24, 2008.)

4.4	Bylaws, as amended to date. (This Exhibit is incorporated by reference from the Registrant’s Current Report on Form 8-K filed December 22, 2008.)

5.1	Opinion of Michael B. Cahill regarding the legality of the Common Stock.

23.1	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page).

99.1

2000 City National Bank Director Deferred Compensation Plan (Amended and Restated for Plan Years 2005 and Later Effective on January 1, 2009). (This Exhibit is incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008.)

99.2	2000 City National Bank Director Deferred Compensation Plan. (This Exhibit is incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.)

99.3

Amendment Number 2 to 2000 City National Bank Director Deferred Compensation Plan. (This Exhibit is incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007.)

99.4

Amendment Number 4 to 2000 City National Bank Director Deferred Compensation Plan (As In Effect Immediately Prior to January 1, 2009). (This Exhibit is incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008.)

Item 9.                       Undertakings.

The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deficiencies from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)        That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on September 16, 2009.

CITY NATIONAL CORPORATION

By:	/s/ Russell Goldsmith
Russell Goldsmith
Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Russell Goldsmith, Christopher Carey  and  Michael B. Cahill,  and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all schedules and exhibits thereto and other documents in connection therewith, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Russell Goldsmith	President and Chief Executive	September 16, 2009
Russell Goldsmith	Officer and Director
(Principal Executive Officer)

/s/ Christopher J. Carey	Executive Vice President and	September 16, 2009
Christopher J. Carey	Chief Financial Officer
(Principal Financial Officer)

/s/Olga Tsokova	Senior Vice President and Chief	September 16, 2009
Olga Tsokova	Accounting Officer (Principal
Accounting Officer)

Signature	Capacity	Date

/s/ Bram Goldsmith	Chairman of the Board and	September 16, 2009
Bram Goldsmith	Director

/s/ Christopher J. Warmuth	Executive Vice President and	September 16, 2009
Christopher J. Warmuth	Director

/s/ Richard L. Bloch	Director	September 16, 2009
Richard L. Bloch

/s/ Kenneth L. Coleman	Director	September 16, 2009
Kenneth L. Coleman

/s/ Ashok Israni	Director	September 16, 2009
Ashok Israni

/s/ Michael L. Meyer	Director	September 16, 2009
Michael L. Meyer

/s/ Ronald L. Olson	Director	September 16, 2009
Ronald L. Olson

/s/ Bruce Rosenblum	Director	September 16, 2009
Bruce Rosenblum

/s/ Peter M. Thomas	Director	September 16, 2009
Peter M. Thomas

/s/ Kenneth Ziffren	Director	September 16, 2009
Kenneth Ziffren

INDEX TO EXHIBITS

4.1	Restated Certificate of Incorporation. (This Exhibit is incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004.)

4.2

Form of Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock.(This Exhibit is incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004.)

4.3

Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B. (This Exhibit is incorporated by reference from the Registrant’s Current Report on Form 8-K filed November 24, 2008.)

4.4	Bylaws, as amended to date. (This Exhibit is incorporated by reference from the Registrant’s Current Report on Form 8-K filed December 22, 2008.)

5.1	Opinion of Michael B. Cahill regarding the legality of the Common Stock.

23.1	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page).

99.1

2000 City National Bank Director Deferred Compensation Plan (Amended and Restated for Plan Years 2005 and Later Effective on January 1, 2009). (This Exhibit is incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008.)

99.2	2000 City National Bank Director Deferred Compensation Plan. (This Exhibit is incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.)

99.3

Amendment Number 2 to 2000 City National Bank Director Deferred Compensation Plan. (This Exhibit is incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007.)

99.4

Amendment Number 4 to 2000 City National Bank Director Deferred Compensation Plan (As In Effect Immediately Prior to January 1, 2009). (This Exhibit is incorporated by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008.)